SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        Date of Report: October 12, 2006
                        (Date of earliest event reported)


                            HERLEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                      0-5411                     23-2413500
(State or other                 (Commission                (IRS Employer
 jurisdiction of                 File Number)              Identification
 incorporation)                                               Number)

101 North Pointe Boulevard, Lancaster, Pennsylvania          17601-4133
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number including area code           (717) 735-8117

              ____________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

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Item 1.01     Entry into a Material Definitive Agreement

     (a) On October 12, 2006, the Company entered into an Administrative Agreement with The OGC Acquisition Integrity Office, Department of Navy. With this agreement, the suspension preventing new contract awards at manufacturing locations in Lancaster, Pennsylvania, Woburn, Massachusetts and Farmingdale, New York since June 8, 2006, has been lifted, and the Company is now able to resume its normal business dealings with both the Department of Defense and prime contractor customers. The Administrative Agreement provides, among other things, for the Company to fully implement its compliance program and requires that the Company disassociate itself from its former Chairman, Lee N. Blatt except as may be required to fulfill the terms of its 2003 indemnification agreement with Mr. Blatt and the 2006 agreement with Mr. Blatt terminating his employment.

Item 1.02     Termination of a Material Definitive Agreement

     Effective October 12, 2006, Lee N. Blatt, co-founder and former Chairman of the Company, left the Company after 41 years of service. The Company and Mr. Blatt entered into an agreement terminating his employment agreement and ending his employee relationship with the Company. The agreement provides that in full satisfaction of all prior, current and future obligations to Mr. Blatt under the employment agreement or otherwise, Mr. Blatt is to receive a lump sum payment in the sum of $3 million, and thereafter the monthly sum of $100,000 commencing on January 1, 2007, and continuing thereafter on the first day of each month for sixty-four (64) consecutive months through April 1, 2012 and the sum of $61,528 on May 1, 2012. Payments are through a non-interest bearing promissory note. Mr. Blatt also is to receive his annual bonus for fiscal 2006 and certain additional benefits under the agreement, including medical reimbursement and insurance.


Item 9.01       Financial Statements and Exhibits

(d)     Exhibits

     10.1 Administrative Agreement between the Department of the Navy, on behalf of the Department of Defense, and Herley Industries, Inc.

     10.2 Agreement between Herley Industries, Inc. and Lee N. Blatt effective October 12, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HERLEY INDUSTRIES, INC.

                                     By:  /s/ John M. Kelley
                                          -----------------------
                                          John M. Kelley
                                          President
Dated:  October 13, 2006